Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Landmark Apartment Trust, Inc., or the Company, hereby certifies, to his knowledge, that:
(1) the accompanying Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2014, or the Report, fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 24, 2015	By	/s/ STANLEY J. OLANDER, JR.
Date		Stanley J. Olander, Jr.
Chief Executive Officer, Chief Financial Officer and Director
(principal executive officer and principal financial officer)
The foregoing certification is being furnished with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, pursuant to 18 U.S.C. § 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of our company, whether made before or after the date hereof, regardless of any general information language in such filing.